Exhibit 10.16

THIRD AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (herein called this “Amendment”) is made and entered into to be effective as of the 12th day of March, 2019, by and between 99 Evergreen, LLC, a New Jersey limited liability company (“Seller”), and SST IV Acquisitions, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser heretofore entered into that certain Purchase and Sale Agreement dated effective as of December 17, 2018 (as amended by (i) First Amendment to Purchase and Sale Agreement dated as of January 11, 2019, and (ii) Second Amendment to Purchase and Sale Agreement dated as of February 19, 2019 (the “Second Amendment”), herein collectively called the “Contract”), respecting certain property located at 856-882 Frelinghuysen Avenue, Newark, New Jersey 07114; and

WHEREAS, Seller and Purchaser desire to modify the Contract in certain respects, all as more particularly set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.Moving Company Lease.  The “Moving Company Lease” (as defined in the Contract), a copy of which is attached as Exhibit “H” to the Second Amendment, is hereby modified to provide that the “Tenant” thereunder shall be Flat Rate Long Distance, Inc., a New York corporation.  Additionally, Seller agrees to cause Flat Rate Movers, Ltd., a New Jersey limited partnership, to execute and deliver to Purchaser at Closing a Guaranty with respect to the Moving Company Lease, in form attached hereto as Exhibit “A” and incorporated herein.

2.Miscellaneous.

(a)Seller and Purchaser hereby ratify the Contract in accordance with its terms, as modified hereby.

(b)To the extent not otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Contract.

(c)This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

(d)This Amendment may be executed in a number of identical counterparts.  If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one agreement.

(e)For purposes of this Amendment, signatures delivered by facsimile or electronic mail shall be as binding as originals upon the parties so signing and delivering.

(f)In the event of a conflict between the terms of this Amendment and the terms of the Contract, the terms of this Amendment shall control.

(g)The captions and headings used in this Amendment are for convenience only and do not in any way restrict, modify or amplify the terms of this Amendment or the Contract.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

99 Evergreen, LLC, a New Jersey limited liability company

By:	/s/ Sharone Ben-Harosh
Name:	Sharone Ben-Harosh
Title:	President

PURCHASER:

SST IV Acquisitions, LLC, a Delaware limited liability company

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	Chief Executive Officer